As filed with the Securities and Exchange Commission on August 20, 2015
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

ACCRETIVE HEALTH, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________

Delaware	02-0698101
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

401 N Michigan Avenue, Suite 2700 Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)
______________

Amended and Restated 2010 Stock Incentive Plan
Inducement Stock Option Awards
(Full Title of the Plan)
______________________

Daniel Zaccardo
Senior Vice President, General Counsel and Corporate Secretary
Accretive Health, Inc.
401 North Michigan Avenue
Suite 2700
Chicago, Illinois 60611
(Name and Address of Agent For Service)
(312) 324-7820
(Telephone Number, Including Area Code, of Agent For Service)
  _____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	5,000,000 shares(2)	$2.71(3)	$13,550,000(3)	$1,575
Common Stock, $0.01 par value per share	2,700,000 shares(4)	$8.98(5)	$24,246,000(5)	$2,818
Common Stock, $0.01 par value per share	300,000 shares(6)	$8.15(5)	$2,445,000(5)	$285
Common Stock, $0.01 par value per share	800,000 shares(7)	$11.47(5)	$9,176,000 (5)	$1,067
Common Stock, $0.01 par value per share	2,903,801 shares(8)	$9.56(5)	$27,760,337.56(5)	$3,226
Common Stock, $0.01 par value per share	400,000 shares(9)	$7.15(5)	$2,860,000(5)	$333
Common Stock, $0.01 par value per share	250,000 shares(10)	$10.54(5)	$2,635,000(5)	$307

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 5,000,000 shares issuable under the Amended and Restated 2010 Stock Incentive Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the OTC Markets Group, Inc. on August 13, 2015.

(4)	Consists of 2,700,000 shares issuable under the inducement stock option award pursuant to a nonstatutory stock option award agreement entered into with Emad Rizk on July 21, 2014.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) (based on the exercise price of the inducement stock option award) of the Securities Act of 1933, as amended.

(6)	Consists of 300,000 shares issuable under the inducement stock option award pursuant to a nonstatutory stock option award agreement entered into with Peter Csapo on August 12, 2014.

(7)	Consists of 800,000 shares issuable under the inducement stock option award pursuant to a nonstatutory stock option award agreement entered into with Joseph Flanagan on June 3, 2013.

(8)	Consists of 2,903,801 shares issuable under the inducement stock option award pursuant to a stock option agreement entered into with Stephen F. Schuckenbrock on April 3, 2013.

(9)	Consists of 400,000 shares issuable under the inducement stock option award pursuant to a nonstatutory stock option award agreement entered into with David F. Mason, Jr. on November 11, 2014.

(10)	Consists of 250,000 shares issuable under the inducement stock option award pursuant to a nonstatutory stock option award agreement entered into with Richard Kimball Jr. on April 30, 2013.

EXPLANATORY NOTE

Accretive Health, Inc. (the “registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register (i) 5,000,000 additional shares of common stock, $0.01 par value per share, of the registrant (the “Common Stock”) under the registrant’s Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) and (ii) 7,353,801 aggregate shares of Common Stock issuable upon the exercise of stock options issued as inducement grants to six of the registrant’s current or former employees.  In accordance with General Instruction E of Form S-8, and only with respect to the Common Stock being registered under the 2010 Plan, this Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-170718, filed with the Commission on November 19, 2010 by the registrant, relating to the registrant’s 2010 Stock Incentive Plan, except (x) to the extent not superseded hereby and (y) for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).
Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:
(a)The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.
(b)All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.
(c)The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.

Not applicable.
Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.
Item 6. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant’s restated certificate of incorporation provides that no director of the registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
The registrant’s restated certificate of incorporation provides that the registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the registrant) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the registrant, or is or was serving, or has agreed to serve, at the registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the registrant’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The registrant’s restated certificate of incorporation provides that the registrant will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of the registrant to procure a judgment in the registrant’s favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of the registrant, or is or was serving, or has agreed to serve, at the registrant’s request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the registrant against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.
The registrant has entered into indemnification agreements with each of its directors and its executive officers. These indemnification agreements may require the registrant, among other things, to indemnify the registrant’s directors and executive officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his service as one of the registrant’s directors or executive officers, or any of the registrant’s subsidiaries or any other company or enterprise to which the person provides services at the registrant’s request.
The registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers of the registrant arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 7. Exemption from Registration Claimed.

Not applicable.
Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.
Item 9. Undertakings.

1.Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof
3.Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on this 20th day of August, 2015.
ACCRETIVE HEALTH, INC.

By: /s/ Emad Rizk___________________
Emad Rizk
President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Accretive Health, Inc., hereby severally constitute and appoint Emad Rizk, Peter P. Csapo and Daniel Zaccardo, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Accretive Health, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Emad Rizk Emad Rizk	Director, President and Chief Executive Officer (Principal Executive Officer)	August 20, 2015

/s/ Peter P. Csapo Peter P. Csapo	Chief Financial Officer and Treasurer (Principal Financial Officer)	August 20, 2015

/s/ Richard Evans Richard Evans	Principal Accounting Officer	August 20, 2015

/s/ Steven J. Shulman Steven J. Shulman	Chairman of the Board	August 20, 2015

/s/ Edgar M. Bronfman, Jr. Edgar M. Bronfman, Jr.	Director	August 20, 2015

/s/ Charles J. Ditkoff Charles J. Ditkoff	Director	August 20, 2015

/s/ Michael B. Hammond Michael B. Hammond	Director	August 20, 2015

/s/ Aurthur A. Klein Arthur A. Klein	Director	August 20, 2015

/s/ Lawrence B. Leisure Lawrence B. Leisure	Director	August 20, 2015

/s/ Alex J. Mandl Alex J. Mandl	Director	August 20, 2015

/s/ Denis J. Nayden Denis J. Nayden	Director	August 20, 2015

/s/ Amir Dan Rubin Amir Dan Rubin	Director	August 20, 2015

/s/ Robert V. Stanek Robert V. Stanek	Director	August 20, 2015

INDEX TO EXHIBITS

Number	Description
4.1(1)	Restated Certificate of Incorporation of the Registrant
4.2(2)	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant
4.3(3)	Amended and Restated Bylaws of the Registrant
4.4(4)	Amendment No. 1 to the Amended and Restated Bylaws of the Registrant
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP
24	Power of attorney (included on the signature pages of this registration statement)
99.1(5)	Amended and Restated 2010 Stock Incentive Plan
99.2(6)	Inducement stock option award - Nonstatutory Stock Option Award Agreement, dated July 21, 2014, between the Registrant and Emad Rizk
99.3(7)	Inducement stock option award - Nonstatutory Stock Option Award Agreement, dated August 12, 2014, between the Registrant and Peter Csapo
99.4(8)	Inducement stock option award - Nonstatutory Stock Option Award Agreement, dated June 3, 2013, between the Registrant and Joseph Flanagan
99.5(9)	Inducement stock option award - Stock Option Agreement, dated April 3, 2013, between the Registrant and Stephen F. Schuckenbrock
99.6(10)
Inducement stock option award - Omnibus Amendment, dated May 18, 2015, to Employment Agreement dated April 2, 2013 between the Registrant and Stephen F. Schuckenbrock and Stock Option Agreement, dated April 3, 2013, between the Registrant and Stephen F. Schuckenbrock

99.7	Inducement stock option award - Nonstatutory Stock Option Award Agreement, dated November 11, 2014, between the Registrant and David F. Mason, Jr.
99.8	Inducement stock option award - Nonstatutory Stock Option Award Agreement, dated April 30, 2013, between the Registrant and Richard Kimball Jr.
____________

(1)
Previously filed as Exhibit 3.2 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-162186) filed with the Securities and Exchange Commission on April 26, 2010 and incorporated herein by reference.

(2)
Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-34746) filed with the Securities and Exchange Commission on August 20, 2015 and incorporated herein by reference.

(3)
Previously filed as Exhibit 3.4 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-162186) filed with the Securities and Exchange Commission on April 26, 2010 and incorporated herein by reference.

(4)
Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-34746) filed with the Securities and Exchange Commission on August 20, 2015 and incorporated herein by reference.

(5)
Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-34746) filed with the Securities and Exchange Commission on August 20, 2015 and incorporated herein by reference.

(6)
Previously filed as Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (File No. 001-34746) filed with the Securities and Exchange Commission on December 30, 2014 and incorporated herein by reference.

(7)
Previously filed as Exhibit 10.34 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (File No. 001-34746) filed with the Securities and Exchange Commission on December 30, 2014 and incorporated herein by reference.

(8)
Previously filed as Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (File No. 001-34746) filed with the Securities and Exchange Commission on December 30, 2014 and incorporated herein by reference.

(9)
Previously filed as Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (File No. 001-34746) filed with the Securities and Exchange Commission on December 30, 2014 and incorporated herein by reference.

(10)
Previously filed as Exhibit 10.38 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (File No. 001-34746) filed with the Securities and Exchange Commission on June 23, 2015 and incorporated herein by reference.